UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2023

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA 92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2023, Astra Energy Inc. (the “Company”) entered into an engagement agreement with Black & Veatch South Africa (PTY) Ltd. to deliver a full scope Bankable Feasibility Study of the 350-Megawatt Combined Cycle Power Plant in Tanzania. The main scope of the report to include, Capex and Opex estimation, financial modelling and analysis, and a project implementation schedule that will provide the basis for closing the Power Purchase Agreement (PPA).

Item 8.01 Other Events

On October 26, 2023, the Company changed the name of its wholly owned subsidiary “Astra Energy California Inc.” to “Astra Biofuels Inc.”. Astra Biofuels Inc. will specialize in the brokerage of biofuel/renewable chemicals leveraging the output capabilities of Regreen Waste-to-Energy Technology as well as providing offtake services for clients of Regreen Technology Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: October 27, 2023	By:	/s/ Ronald W. Loudoun
Ronald W. Loudon
CEO

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